EXHIBIT INDEX

EXHIBIT A: Attachment to item 77C:
Submission of matters to a vote of security holders.

EXHIBIT B: Attachment to item 77I:
Terms of new or amended securities

EXHIBIT C: Attachment to item 77Q1:
Exhibits

Attachment to item 77Q3:
 NSAR certification - filed as:  EX-99.77Q3 CERT

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EXHIBIT A
SUB-ITEM 77C -
Submission of matters to a vote of security holders.

A special meeting of shareholders of the Boston Partners Large Cap Value Fund (the "Large Cap Fund"), Boston Partners Mid Cap Value Fund (the "Mid Cap Fund"), Boston Partners Small Cap
Value Fund II (the "Small Cap Fund"), Boston Partners
Long/Short Equity Fund (the "Equity Fund") and Boston Partners All-Cap Value Fund (the "All-Cap Fund") (each a "Boston
Partners Fund," and together, the "Boston Partners Funds") of The RBB Fund, Inc. (the "Company") was held on October 25, 2002 at 10:00 a.m. (Eastern time) in the Company's offices located at the Bellevue Park Corporate Center, 400 Bellevue Parkway, 4th Floor, Wilmington, Delaware 19809, pursuant to notice given to all shareholders of record on August 30, 2002.

The first and only order of business was the approval or disapproval by each Boston Partners Fund's shareholders of the proposed new investment advisory agreements between the Company, on behalf of each Boston Partners Fund, and Boston Partners Asset Management, L.P. (each Boston Partners Fund to vote separately on separate investment advisory agreements). The number of votes "For" and "Against" each proposal was as follows:

Fund
                       FOR           AGAINST

Large Cap Fund    2,925,177.776     6,539.368
Mid Cap Fund      3,360,565.444     2,190.062
Small Cap Fund    3,360,565.444   265,148.003
Equity Fund       6,849,878.276    81,222.286
All-Cap Fund        199,203.131         0.000

The proposals received the requisite votes for their approval with respect to each Boston Partners Fund.

On September 30, 2002, the sole shareholder of the Schneider
Value Fund approved the investment advisory contract for the fund by written consent.

On January 27, 2003, the sole shareholder of the Baker 500 Growth
Fund approved the investment advisory contract and independent auditors for the both classes of the fund by written consent.


EXHIBIT B:
SUB-ITEM 77I: Terms of new or amended securities.

In response to sub-item 77I(b), the Prospectus and Statement of Additional Information for Classes II and JJ, which constitute the Baker 500 Growth Fund, are incorporated herein by reference to Registrant's Post- Effective Amendment No. 79 filed with the Commission on September 18, 2002 (Accession No. 0000935069-02-001058 ).


EXHIBIT C:
SUB-ITEM 77Q1: Exhibits.

Articles Supplementary to the Charter are incorporated herein by reference to Exhibit (a)(35) in Registrant's Post- Effective
Amendment No. 79 filed with the Commission on September 18, 2002
(Accession 0000935069-02-001058 ).

Investment Advisory Agreement between Registrant and Baker 500 Corporation for the Baker 500 Growth Fund is incorporated herein by reference to Exhibit (d)(30) in Registrant's Post- Effective Amendment No. 82 filed with the Commission on March 15, 2003 (Accession 0000935069-03-000307).

Investment Advisory Agreement (Boston Partners Large Cap Value
Fund) between Registrant and Boston Partners Asset Management, L.P. is incorporated herein by reference to Exhibit (d)(16) in Registrant's Post- Effective Amendment No. 83 filed with the Commission on April 8, 2003 (Accession 0000935069-03-000489).

Investment Advisory Agreement (Boston Partners Mid Cap Value
Fund) between Registrant and Boston Partners Asset Management, L.P. is incorporated herein by reference to Exhibit (d)(17) in Registrant's Post- Effective Amendment No. 83 filed with the Commission on April 8, 2003 (Accession 0000935069-03-000489).

Investment Advisory Agreement (Boston Partners Small Cap Value Fund II) between Registrant and Boston Partners Asset Management, L.P. is incorporated herein by reference to Exhibit (d)(20) in Registrant's Post- Effective Amendment No. 83 filed with the Commission on April 8, 2003 (Accession 0000935069-03-000489).

Investment Advisory Agreement (Boston Partners Long/Short Equity
Fund) between Registrant and Boston Partners Asset Management, L.P. is incorporated herein by reference to Exhibit (d)(21) in Registrant's Post- Effective Amendment No. 83 filed with the Commission on April 8, 2003 (Accession 0000935069-03-000489).

Investment Advisory Agreement (Boston Partners All-Cap Value
Fund) between Registrant and Boston Partners Asset Management, L.
P. is incorporated herein by reference to Exhibit (d)(28) in Registrant's Post- Effective Amendment No. 83 filed with the Commission on April 8, 2003 (Accession 0000935069-03-000489).